UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2013 (May 29, 2013)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35149 (Commission File Number)	27-4683816 (I.R.S. Employer Identification No.)

Six International Drive, Suite 190

Rye Brook, New York  10573

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors

Effective May 29, 2013, Barry Averill resigned as a member of the Universal American Corp. (the “Company”) board of directors. Mr. Averill’s resignation is not the result of any disagreement with the Company or its board of directors.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 29, 2013. The following are the votes cast on each of the matters presented at the annual meeting:

1.	Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Richard A. Barasch	69,204,511	4,650,432	71,105	4,612,262
Sally W. Crawford	71,236,258	2,685,077	4,713	4,612,262
Matthew W. Etheridge	73,491,378	430,165	4,505	4,612,262
Mark K. Gormley	73,796,202	125,232	4,614	4,612,262
Mark. M. Harmeling	49,932,431	23,989,003	4,614	4,612,262
David S. Katz	73,758,692	162,719	4,637	4,612,262
Linda H. Lamel	73,504,241	417,302	4,505	4,612,262
Patrick J. McLaughlin	73,716,616	204,819	4,613	4,612,262
Richard C. Perry	73,789,586	131,848	4,614	4,612,262
Thomas A. Scully	73,795,816	125,518	4,714	4,612,262
Robert A. Spass	73,703,644	217,791	4,613	4,612,262
Sean M. Traynor	73,491,114	430,505	4,429	4,612,262
Christopher E. Wolfe	73,785,340	136,203	4,505	4,612,262

2.	Appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
78,486,897	31,538	19,875

3.	Non-binding, advisory vote with respect to the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
73,433,660	455,217	37,171	4,612,262

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2013

UNIVERSAL AMERICAN CORP.

By: /s/ Tony L. Wolk_______________
      Name: Tony L. Wolk

      Title: SVP, General Counsel and Secretary